SCHEDULE 14A
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INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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Gentex Corporation
(Name of Registrant as Specified In Its Charter)
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Supplement dated April 23, 2019 to the Proxy Statement dated April 2, 2019

The following disclosure supplements the definitive proxy statement filed by Gentex Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) on April 2, 2019 (the "Proxy Statement") in connection with the solicitation of proxies by the Company's Board of Directors for the upcoming 2019 Annual Meeting of Shareholders to be held on May 16, 2019, or any adjournment thereof (the “Annual Meeting”).  This supplemental information should be read together with the Proxy Statement.  Terms used in this supplement to the Proxy Statement (the "Supplement") and not otherwise defined herein shall have the meanings given to them in the Proxy Statement.

Proposal 4 in the Proxy Statement is a proposal "To approve the Gentex Corporation 2019 Omnibus Incentive Plan."  A summary of eligibility for participation in the 2019 Omnibus Plan, including identification of each class of persons who may be eligible to participate in the 2019 Omnibus Plan, was included in the discussion of Proposal 4 in the Proxy Statement.  The approximate numbers of persons who may be eligible to participate in the 2019 Omnibus Plan can be determined from that description and disclosures otherwise available in the Proxy Statement together with the Company's Annual Report to Shareholders for the year ended December 31, 2018, delivered concurrently with the Proxy Statement.  The Company is providing this Supplement to add that information within the Eligibility for Participation paragraph on page 43 of the Proxy Statement.  The Company believes, however, that the lack of specific reference to those numbers within the Eligibility for Participation paragraph would not have been material as to any shareholder's decision whether to vote in favor of Proposal 4.

Other items in the Proxy Statement remain unchanged.

SUPPLEMENT TO PROPOSAL 4:

APPROVAL OF THE 2019 GENTEX CORPORATION OMNIBUS INCENTIVE PLAN

The summary is hereby supplemented to add the following information to Eligibility for Participation on page 43:

As of February 1, 2019, the Company had 5,707 full-time employees (including 178 employees of subsidiaries) and 9 non-employee directors that may be eligible to participate in the 2019 Omnibus Plan.  Participation in the 2019 Omnibus Plan, however, remains in the discretion of the Board of Directors and the Compensation Committee as set forth in the Proxy Statement.

This Supplement may be deemed to be solicitation material in respect of the solicitation of proxies from shareholders at the Annual Meeting.

If you have already submitted your proxy, your vote will count as submitted by you. If you have already submitted a Proxy and wish to change your vote, please follow the procedures described in the Proxy Statement to so change your vote. If you have not yet submitted a proxy, the Board of Directors urges you to vote following the procedures set forth in the Proxy Statement.